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                                                                   EXHIBIT 23.1



                             Consent of Independent
                          Certified Public Accountants





Frontline Communications, Corp.
Pearl River, New York



We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated July 27, 1997, except for note 9 d) for which the date is October 1, 1997, relating to the combined financial statements of Frontline Communications Corp., which is contained in the Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



                                                      /s/ BDO Seidman, LLP
                                                     -------------------------
                                                          BDO Seidman, LLP

Valhalla, New York
October 7, 1997